Exhibit 99.1

LML REPORTS RESULTS FOR THE FIRST QUARTER OF FISCAL 2009

First Quarter Revenue Increased 118%

VANCOUVER, BC, August 8, 2008 — LML PAYMENT SYSTEMS INC. (“LML”) (NASDAQ: LMLP), a leading payments technology provider of financial payment solutions for e-commerce and traditional businesses, reports results for its first quarter ended June 30, 2008.

Revenue for the three months ended June 30, 2008 was approximately $3.2 million, an increase of approximately 118%, over the $1.5 million in revenue for the three months ended June 30, 2007.  GAAP net loss for the quarter was approximately $47,000, or $0.00 per share, compared to GAAP net loss of approximately $248,000, or $0.01 per share, for the first quarter fiscal 2008.  Non-GAAP net income for the first quarter fiscal 2009 was approximately $610,000 or $0.02 per share compared to approximately $16,000 or $0.00 per share for the first quarter last year.  Non-GAAP net income excludes stock-based compensation, depreciation and amortization, and other non-recurring items.  A reconciliation of GAAP to non-GAAP financial measures is attached.

“We are extremely pleased with our continued progress during the last quarter.  In particular, our Transaction Payment Processing segment continued to do well.  We added 324 new customers this quarter and this segment produced $1.9 million in revenue or 62% of our overall revenue while producing gross margins of approximately 45%.  We also continued to realize significant cost savings as a result of re-positioning our check processing segment in the last two quarters of the previous year.  We believe that e-Commerce, in general, will continue to experience significant growth and we also believe that we are positioning ourselves to take advantage of that growth through our continued partnership approach to service offerings.  During the quarter, we made measured and deliberate progress with respect to our intellectual property activities.  We strongly believe in the validity and enforceability of our intellectual property and we anticipate having more to report in this regard in future quarters,” said Patrick H. Gaines, President and Chief Executive Officer.

Q1 Highlights

•	Revenue increased to $3.2 million – a 118% increase;
•	324 new customers added

Conference Call

Management will host a conference call on August 11, 2008 at 1:30pm Pacific Time (4:30pm Eastern Time) to discuss these results.  To participate in the conference call, please dial in 5-10 minutes before the start of the call and follow the operator’s instruction.  If you are calling from the United States or Canada, please dial 800-895-5087.   International callers please dial 212-231-2901.

If you are unable to join the call, a telephone replay will be available through August 23, 2008 by dialing 800-633-8284 from within the U.S. or Canada, or 402-977-9140 if calling internationally.  Please reference reservation number 21390219 when prompted.

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About LML Payment Systems Inc. (www.lmlpayment.com)

LML Payment Systems Inc., through its subsidiaries Beanstream Internet Commerce Inc. in Canada and LML Payment Systems Corp. in the U.S., is a leading provider of financial payment processing solutions for e-commerce and traditional businesses.  We provide credit card processing, online debit, electronic funds transfer, automated clearinghouse payment processing and authentication services, along with routing of selected transactions to third party processors and banks for authorization and settlement. Our intellectual property estate, owned by subsidiary LML Patent Corp., includes U.S. Patent No. RE40220, No. 6,354,491, No. 6,283,366, No. 6,164,528, and No. 5,484,988 all of which relate to electronic check processing methods and systems.

GAAP versus Non-GAAP Financial Information

In addition to GAAP financial measures, the Corporation has provided supplemental non-GAAP financial measures of net income and earnings per share, which exclude certain non-cash and non-recurring items. For purposes of this news release, non-GAAP net income and earnings per share exclude stock-based compensation expense under CICA 3870 and SFAS 123R, depreciation and amortization expense, and certain non-recurring items. A reconciliation of adjustments of non-GAAP to GAAP results for the first quarter and prior periods is included in the enclosed table.  The Corporation believes that non-GAAP financial measures are useful in assessing operating performance as they provide an additional basis to evaluate our ability to incur and service debt and to fund capital expenditures.  In addition, non-GAAP financial information may provide management and investors with an enhanced understanding of our operating results and overall financial performance. Non-GAAP financial measures are not meant to be considered in isolation and should not be considered as alternatives to financial information prepared in accordance with GAAP. Furthermore, our method of calculating the non-GAAP financial measures presented in this news release may differ from methods used by other companies, and as a result, the non-GAAP financial measures disclosed herein may not be comparable to other similarly titled measures used by other companies.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this press release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all passages containing verbs such as "aims," "anticipates," "estimates," "expects," "intends," "plans," "predicts," "projects" or "targets" or nouns corresponding to such verbs. Forward-looking statements also include any other passages that are primarily relevant to expected future events or that can only be evaluated by events that will occur in the future. Forward-looking statements are based on the opinions and estimates of the management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could affect LML’s actual results include, among others, the impact, if any, of stock-based compensation charges, the potential failure to establish and maintain strategic relationships, inability to integrate recent and future acquisitions, inability to develop new products or product enhancements on a timely basis, inability to protect our proprietary rights or to operate without infringing the patents and proprietary rights of others, and quarterly and seasonal fluctuations in operating results. More information about factors that potentially could affect LML’s financial results is included in LML’s quarterly reports on Form 10-Q and our most recent annual report on Form 10-K filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance upon these forward-looking statements that speak only as to the date of this release. Except as required by law, LML undertakes no obligation to update any forward-looking or other statements in this press release, whether as a result of new information, future events or otherwise.

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LML PAYMENT SYSTEMS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND DEFICIT
(In U.S. Dollars, except share data)
(Unaudited)

	Three Months Ended
	June 30
	2008	2007

REVENUE	$3,177,472	$1,455,716
COST OF REVENUE (includes stock-based compensation expense of $37,813 (June 30, 2007 - $9,695 ))	1,513,278	498,227
GROSS PROFIT (excludes amortization and depreciation expense)	1,664,194	957,489

OPERATING EXPENSES
General and administrative (includes stock-based compensation expense of $307,317 (June 30, 2007 - $129,740 ))	1,064,764	1,099,870
Sales and marketing (includes stock-based compensation expense of $756 (June 30, 2007 - $- ))	82,482	64,575
Product development and enhancement (includes stock-based compensation expense of $12,100 (June 30, 2007 - $- ))	72,091	-
Amortization and depreciation	194,357	126,516

INCOME (LOSS) BEFORE OTHER INCOME AND INCOME TAXES	250,500	(333,472)

Foreign exchange loss	64,836	16,224
Other income	(8,321)	(8,709)
Gain on sale of assets	(864)	(1,700)
Interest income	(62,436)	(113,310)
Interest expense	105,380	17,988

INCOME (LOSS) BEFORE INCOME TAXES	151,905	(243,965)

Income taxes	198,424	4,200

NET LOSS	(46,519)	(248,165)

DEFICIT, beginning of period	(34,206,622)	(31,985,794)

DEFICIT, end of period	$(34,253,141)	$(32,233,959)

LOSS PER SHARE, basic and diluted	$(0.00)	$(0.01)

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	26,341,832	20,230,257
Diluted	26,341,832	20,230,257

-Cont’d-

LML PAYMENT SYSTEMS INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In U.S. Dollars)
(Unaudited)

	Three months ended June 30,

	2008	2007

GAAP Net Loss	$(46,519)	$(248,165)

Add stock-based compensation	357,986	139,435
Add amortization and depreciation	194,357	126,516
Add unrealized foreign exchange loss	105,165	-
Less gain on sale of assets	(864)	(1,700)

Non-GAAP Net Income	$610,125	$16,086

GAAP Net Loss Per Share, basic	$(0.00)	$(0.01)

Add stock-based compensation	0.01	0.01
Add amortization and depreciation	0.01	0.00
Add unrealized foreign exchange loss	0.00	-
Less gain on sale of assets	(0.00)	(0.00)

Non-GAAP Net Earnings Per Share, basic	$0.02	0.00

GAAP Net Loss Per Share, diluted	$(0.00)	$(0.01)

Add stock-based compensation	0.01	0.01
Add amortization and depreciation	0.01	0.00
Add unrealized foreign exchange loss	0.00	-
Less gain on sale of assets	(0.00)	(0.00)

Non-GAAP Net Earnings Per Share, diluted	$0.02	$0.00

-Cont’d-

 LML PAYMENT SYSTEMS INC.

CONSOLIDATED BALANCE SHEETS
(In U.S. Dollars, except as noted below)
(Unaudited)

	June 30, 2008	March 31, 2008
ASSETS
Current Assets
Cash and cash equivalents	$6,617,672	$9,749,768
Funds held for merchants	10,623,528	5,833,617
Restricted cash	125,000	250,000
Accounts receivable, less allowances of $32,168 and $32,168, respectively	585,444	719,301
Prepaid expenses	249,494	273,751
Total current assets	18,201,138	16,826,437

Property and equipment, net	268,082	246,828
Patents, net	748,249	788,473
Restricted cash	154,653	153,619
Other assets	23,302	23,247
Goodwill	17,873,642	15,903,077
Intangible assets, net	5,576,850	5,700,637

TOTAL ASSETS	$42,845,916	$39,642,318

LIABILITIES
Current Liabilities
Accounts payable	$924,456	$1,745,679
Accrued liabilities	681,453	648,661
Corporate taxes payable	633,992	573,240
Funds due to merchants	10,623,528	5,833,617
Current portion of obligations under capital lease	194,952	203,366
Current portion of promissory notes	2,451,701	2,731,923
Obligation to issue consideration	1,970,565	-
Current portion of deferred revenue	1,382,725	1,448,921
Total current liabilities	18,863,372	13,185,407

Obligations under capital lease	119,698	177,573
Promissory notes	-	2,435,460
Deferred revenue	4,287,442	4,606,379

TOTAL LIABILITIES	23,270,512	20,404,819

SHAREHOLDERS' EQUITY
Capital Stock
Class A, preferred stock, $1.00 CDN par value, 150,000,000 shares authorized, issuable in series, none issued or outstanding	-	-

Class B, preferred stock, $1.00 CDN par value, 150,000,000 shares authorized, issuable in series, none issued or outstanding	-	-

Common shares, no par value, 100,000,000 shares authorized, 26,341,832 and 26,341,832 issued and outstanding, respectively	48,068,443	48,071,980

Accumulated other comprehensive income (loss)	10,928	(19,046)
Contributed surplus	5,749,174	5,391,187
Deficit	(34,253,141)	(34,206,622)
Total shareholders' equity	19,575,404	19,237,499

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$42,845,916	$39,642,318

-Cont’d-

 LML PAYMENT SYSTEMS INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In U.S. Dollars)
(Unaudited)

	Three Months Ended
	June 30
	2008	2007

Operating Activities:
Net loss	$(46,519)	$(248,165)
Adjustments to reconcile net loss to net cash provided by operating activities
Amortization and depreciation	194,357	126,516
Stock-based compensation	357,986	139,435
Unrealized foreign exchange loss	105,165	-
Other	(864)	(1,700)

Changes in non-cash operating working capital
Restricted cash	125,000	-
Accounts receivable	82,560	(47,828)
Prepaid expenses	24,515	56,160
Accounts payable and accrued liabilities	(738,927)	(101,984)
Corporate taxes payable	57,439	-
Deferred revenue	(385,562)	(365,756)
Net cash used in operating activities	(224,850)	(443,322)

Investing Activities:
Acquisition of Beanstream, net of cash acquired	-	(513,146)
Acquisition of property and equipment	(53,346)	(84,385)
Proceeds from disposal of equipment	5,500	1,700
Development of patents	(1,606)	(4,542)
Net cash used in investing activities	(49,452)	(600,373)

Financing Activities:
Payments on capital leases	(44,272)	(87,763)
Payment on promissory notes	(2,843,974)	-
Share capital financing costs	(3,537)	-
Net cash used in financing activities	(2,891,783)	(87,763)

Effects of foreign exchange rate changes on cash and cash equivalents	33,989	-

DECREASE IN CASH AND CASH EQUIVALENTS	(3,132,096)	(1,131,458)

Cash and cash equivalents, beginning of period	9,749,768	10,163,008

Cash and cash equivalents, end of period	$6,617,672	$9,031,550

Supplemental disclosure of cash flow information
Interest paid	$105,380	$17,988
Taxes paid	$145,264	$28,386

CONTACTS:

Patrick H. Gaines                                                                Investor Relations
President and CEO                                                                (800) 888-2260
(604) 689-4440

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